     As filed with the Securities and Exchange Commission on May 14, 2002
                                            Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           PARKER-HANNIFIN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Ohio                                                  34-0451060
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                             6035 Parkland Boulevard
                           Cleveland, Ohio 44124-4141
                                 (216) 896-3000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  ------------

                             THOMAS A. PIRAINO, JR.
                  Vice President, General Counsel and Secretary
                           Parker-Hannifin Corporation
                             6035 Parkland Boulevard
                           Cleveland, Ohio 44124-4141
                                 (216) 896-3000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                  ------------

                                   Copies To:

                             PATRICK J. LEDDY, ESQ.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 586-3939

                                  ------------

     Approximate date of commencement of proposed sale to the public: From time to time after the this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                       Proposed
                                                       Maximum     Proposed Maximum
Title of Each Class of Securities       Amount to be   Offering    Aggregate            Amount of
      to be Registered                  Registered     Price(1)    Offering Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------
Common Shares, $.50 par value (1).....  294,676(2)     $48.14(3)   $14,185,702.64       $1,305.08
--------------------------------------------------------------------------------------------------------
     Total                              294,676        100%        $14,185,702.64       $1,305.08
--------------------------------------------------------------------------------------------------------

(1) Includes preferred share purchase rights pursuant to a Rights Agreement dated as of January 31, 1997.
(2) All 294,676 shares registered pursuant to this registration statement are to be offered by the selling shareholder. The number of shares being registered is the maximum number of shares issuable to the selling shareholder under the Asset Purchase Agreement, dated as of May 10, 2002, among Camfil AB, Camfil Farr, Inc. (Delaware), Camfil Farr, Inc. (Canada), Farr Filtration Ltd., Parker-Hannifin plc and Parker (the "Purchase Agreement"). The exact number of shares to be issued to the selling shareholder will be determined pursuant to the Purchase Agreement based on the closing price of Parker common shares on the last trading day prior to the closing date of the transactions contemplated by the Purchase Agreement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low selling prices of our common shares on May 7, 2002, as reported on the New York Stock Exchange.

                                  ------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities covered by this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  Subject To Completion, Dated May 14, 2002

PROSPECTUS

                                  [PARKER LOGO]

                                 294,676 Shares

                           PARKER-HANNIFIN CORPORATION

                                  Common Shares
                        with par value of $.50 per share
                 (and preferred share purchase rights attached)

     Our common stock is traded on the New York Stock Exchange under the symbol "PH." On May 13, 2002, the last sale price of our common shares, as reported on the New York Stock Exchange, was $47.95 per share.

     The selling shareholder may sell its shares from time to time on the New York Stock Exchange or otherwise. It may sell the shares at prevailing market prices or at prices negotiated with purchasers. The selling shareholder will be responsible for any commissions or discounts due to brokers or dealers. The amount of those commissions or discounts cannot be known now because they will be negotiated at the time of the sales. We will pay all other offering expenses. We cannot assure you that the selling shareholder will sell all or any portion of our common shares offered under this prospectus. We will not receive any of the proceeds from this offering.

     Before buying any shares you should read the discussion of material risks of investing in our common shares in "Risk Factors" beginning on page 1.

                                  ------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

     The date of this prospectus is __, 2002.

                               TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS .....................................................   i
PARKER-HANNIFIN CORPORATION ...............................................   1
RISK FACTORS ..............................................................   1
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS ...............................   3
WHERE YOU CAN FIND MORE INFORMATION .......................................   4
INFORMATION WE INCORPORATE BY REFERENCE ...................................   4
USE OF PROCEEDS ...........................................................   5
DETERMINATION OF OFFERING PRICE ...........................................   5
SELLING SHAREHOLDER .......................................................   5
PLAN OF DISTRIBUTION ......................................................   6
LEGAL MATTERS .............................................................   8
EXPERTS ...................................................................   8

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common shares. It is not an offer to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. References in this prospectus to the terms "we," "us" or "Parker" or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise.

                           PARKER-HANNIFIN CORPORATION

     Parker is a leading worldwide full-line manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power involves the transfer and control of power through the medium of liquid, gas or air, in hydraulic, pneumatic and vacuum applications. Fluid power systems move and position materials, control machines, vehicles and equipment and improve industrial efficiency and productivity. Components of a simple fluid power system include a pump or compressor which generates pressure, valves which control the fluid's flow, an actuator which translates the pressure in the fluid into mechanical energy, a filter to insure proper fluid condition and numerous hoses, couplings, fittings and seals. Electromechanical control involves the use of electronic components and systems to control motion and precisely locate or vary speed in automation applications. In addition to motion control products, we also are a leading worldwide producer of fluid purification, fluid flow, process instrumentation, air conditioning, refrigeration, and electromagnetic shielding and thermal management products and we design and manufacture custom-engineered buildings. Also, through Wynn Oil Company and its subsidiaries, we develop, manufacture and market specialty chemical products and automotive service equipment and market vehicle service contracts and product warranty programs.

     Our manufacturing, service, distribution and administrative facilities are located in 38 states, Puerto Rico and worldwide in 44 foreign countries. Our motion control technology is used in products of our two principal business segments, Industrial and Aerospace, and also in our third segment, Other. The products are sold as original and replacement equipment through product and distribution centers worldwide. We market our products through our direct-sales employees, independent distributors, sale representatives and builder/dealers. Our products are supplied to over 425,000 customers in virtually every significant manufacturing, transportation and processing industry.

     Parker was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone
(216) 896-3000.

                                  RISK FACTORS

Any further downturn in the general economy could adversely affect our earnings and results of operations further.

     Our ability to be profitable depends in part on the varying conditions in the markets we serve, including the industrial and aerospace markets. These markets move in response to the overall business environment and demand for our products depends on general economic conditions. As a result, we have experienced, and in the future we expect to experience, fluctuations in our net sales and net income as general economic conditions have fluctuated. For example, the downturn in the general economy in fiscal 2002 adversely affected our business and results of operations as net sales (without giving effect to acquisitions or the inclusion of businesses previously classified as assets held for sale) decreased 12.4% for the first nine months of fiscal 2002 as compared to the prior year period, and net income decreased 51.3% for the first nine months of fiscal 2002 as compared to the prior year period. Over the past two fiscal years, the downturn in general economic conditions has negatively impacted our sales, which has resulted in an underabsorbtion of fixed costs and consequently lower operating margins. In addition, as the general economy has worsened, our product mix in certain markets has shifted to lower margin products. Consequently, if there is further degradation in the general economy, or in the industries that we sell our products and services, our business, results of operations and financial condition would be adversely affected.

We may face limitations on our ability to complete acquisitions or successfully integrate acquired businesses.

     We expect to continue our strategy of identifying and acquiring businesses with complementary products and services that we believe will enhance our operations and profitability. However, we cannot give any assurance that we will be able to continue to find suitable businesses to purchase or that we will be able to acquire such businesses on acceptable terms.

     In addition, we cannot guarantee that we will be able to successfully integrate any business that we purchase into our existing business or that any acquired businesses will be profitable. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. If we are unable to complete the integration of new businesses in a timely manner, our results of operations and financial condition could be adversely affected.

We are subject to risks relating to our foreign operations.

     Foreign operations represent a significant portion of our business. For the first nine months of fiscal 2002, approximately 29% of our revenue was derived from customers outside of the United States. We expect revenue from foreign markets to continue to represent a significant portion of our total revenue. In addition, we own or lease operating facilities in over 40 foreign countries. Our foreign operations are subject to risks in addition to the risks of our domestic operations. The risks that relate to our foreign operations include:

     o potential political, economic and social instability in the foreign countries in which we operate;

     o    imposition of or increases in currency exchange controls;

     o    potential inflation in the applicable foreign economies;

     o imposition of or increases in import duties and other tariffs on our products;

     o imposition of or increases in foreign taxation of our earnings and withholding on payments received by us from our subsidiaries;

     o    regulatory changes affecting our international operations; and

     o    stringent labor regulations.

     If we are unable to successfully manage the risks associated with expanding our global business or to adequately manage operational fluctuations internationally, it could have a material effect on our business, results of operations or financial condition.

Demand for and supply of our products may be adversely affected by numerous factors, some of which we cannot predict or control, which could adversely affect our results of operations.

     Numerous factors may affect the demand for and supply of our products, including:

     o    changes in the market acceptance of our products;

     o    increased competition in the markets we serve;

     o    declines in the general level of industrial production; or

     o declines in the availability or increases in the prices of raw materials.

If any of these factors occur, the demand for and supply of our products could suffer, which would adversely affect our results of operations.

We operate in a highly competitive environment.

     Our domestic and foreign operations are subject to significant competitive pressures. To compete successfully, our Industrial Segment and Other Segment must excel in terms of product quality and innovation, customer service, manufacturing and distribution capability and competitive price, and our Aerospace Segment must excel on the basis of technological and engineering capability, quality, delivery and service, and price competitiveness. The financial resources of certain of our competitors may put us a competitive disadvantage.

We may be adversely affected by the impact of environmental and safety regulations to which we are subject.

     Our operations necessitate the use and handling of hazardous materials and, as a result, we are subject to various federal, state and local laws and regulations designed to protect the environment and to regulate the discharge of materials into the environment. These laws impose penalties, fines and other sanctions for non-compliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or the exposure to, hazardous materials. Among other laws, we are subject to the federal "Superfund" law, under which we have been designated as a "potentially responsible party" and may be liable for cleanup costs associated with various waste sites, some of which are on the U.S. Environmental Protection Agency's Superfund priority list. We could incur substantial costs as a result of the noncompliance with or liability for cleanup or other costs or damages under environmental laws, including the Superfund law.

     We may be subject to more stringent environmental laws in the future. If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on our business, results of operations or financial condition.

                   DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan" and "forecast." Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Those factors include:

     o changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments;

     o    ability of suppliers to provide materials as needed;

     o uncertainties surrounding timing, successful completion or integration of acquisitions;

     o competitive market conditions and resulting effects on sales and pricing;

     o increases in raw-material and other production costs that cannot be recovered in product pricing;

     o    threats associated with terrorism;

     o    difficulties in introducing new products and entering new markets; and

     o uncertainties surrounding the global economy and global market conditions, including any federal government policies to stimulate the economy, interest rate levels and the potential devaluation of currencies.

     These and other factors are discussed in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our web site at www.phstock.com. Information contained in our web site is not a part of this prospectus.

                     INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     o    incorporated documents are considered part of the prospectus;

     o we can disclose important information to you by referring you to those documents; and

     o information that we file with the SEC will automatically update this prospectus.

     We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

     o    Annual Report on Form 10-K for the year ended June 30, 2001;

     o Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001 and March 31, 2002;

     o    Current Report on Form 8-K filed September 26, 2001;

     o the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description; and

     o the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 3, 1997, as amended February 5, 1997.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates.

     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing us at the following address:

                                    Secretary
                           Parker-Hannifin Corporation
                               6035 Parkland Blvd.
                           Cleveland, Ohio 44124-4141
                        Telephone Number: (216) 896-3000

                                 USE OF PROCEEDS

     All of the common shares offered by this prospectus are being offered by the selling shareholder. We will not receive any of the proceeds from the sale of the common shares offered by this prospectus.

                         DETERMINATION OF OFFERING PRICE

     The common shares are being registered for sale on a continuous basis pursuant to Rule 415 of the Securities Act of 1933 and the selling shareholder may sell the shares from time to time on one or more exchanges or the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately-negotiated transactions at prices and on terms prevailing at the time of any such sale. The price to the public, underwriting discounts and commissions and net proceeds to the selling shareholder from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made, if at all.

                               SELLING SHAREHOLDER

The following table sets forth the information regarding the selling shareholder and the number of Parker common shares it may offer by this prospectus as of May 14, 2002. The information under the column entitled "Number of Shares Beneficially Owned After the Offering" assumes that all shares of common stock offered by this prospectus have been sold. To the best of our knowledge, except for the transactions contemplated by the Asset Purchase Agreement, dated as of May 10, 2002, among Camfil AB, Camfil Farr, Inc. (Delaware), Camfil Farr, Inc. (Canada), Farr Filtration Ltd., Parker-Hannifin plc and Parker, the selling shareholder has had no material relationship with us or any of our affiliates within the past three years.




                        Number of Shares                                    Number of Shares
                       Beneficially Owned          Number of Shares        Beneficially Owned
Name                  Prior to Offering (1)      Which May be Offered      After the Offering
----                  ---------------------      --------------------      ------------------
Camfil Farr, Inc., a         294,676                    294,676                     *
Delaware corporation

(1) The number of shares represents the maximum number of shares issuable to the selling shareholder under the Purchase Agreement. The exact number of shares to be issued to the selling shareholder will be based on the closing price of Parker common shares on the last trading day prior to the closing date of the transactions contemplated by the Purchase Agreement.

------
 *   Represents less than one percent of our common stock outstanding.

                              PLAN OF DISTRIBUTION

     We are registering all 294,676 shares on behalf of the selling shareholder. The selling shareholder or its pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. The selling shareholder may also decide not to sell all the shares it is allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The selling shareholder may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     o a block trade in which the broker-dealer so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     o purchases by a broker-dealer as principal and re-sale by such broker-dealer for its account pursuant to this prospectus,

     o an exchange distribution in accordance with the rules of such exchange,

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     o    privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the re-sales.

     The selling shareholder may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell shares short and redeliver shares to close out such short positions. The selling shareholder may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholder also may lend or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the re-sale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares.

     The shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common shares for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common shares by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424 under the Securities Act of 1933 upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     o the name of the selling shareholder and of the participating broker-dealer(s),

     o    the number of shares involved,

     o    the price at which such shares were sold,

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     o    other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

     Thomas A. Piraino, Jr., Parker's Vice President, General Counsel and Secretary, will pass upon the validity of our common shares offered hereby.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by Parker.

     Registration Fee...........................................   $ 1,305
     Accountant's fees and expenses.............................    10,000
     Printing expenses..........................................     5,000
     Legal fees and expenses....................................    20,000
     Miscellaneous..............................................     3,695
                                                                   -------
          Total.................................................   $40,000
                                                                   =======

     All of the above items, except for the registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

     Section VII of our regulations provides that we will indemnify, to the fullest extent permitted or authorized by the Ohio Revised Code, as it may from time to time be amended and including Section 1701.13(E), any person made party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of our board of directors or an officer, employee or agent of ours, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by our regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled under our articles or our regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise. This extends to both his or her official actions and his or her actions in another capacity while holding a position with us. Further, coverage shall continue as to a person who has ceased to be our director, trustee, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators.

     Section 1701.13(E) of the Ohio Revised Code provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c) By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division
          (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     We carry directors' and officers' liability insurance that covers certain liabilities and expenses of our directors and officers.

Item 16. Exhibits.

     The following documents are exhibits to the Registration Statement.

Exhibit
Number    Description
-------   -----------
 3(a) Amended Articles of Incorporation of the registrant - incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 1997.

 3(b) Code of Regulations of the registrant, as amended - incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2001.

 4(a) Rights Agreement, dated January 31, 1997, between the registrant and KeyBank National Association, as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the registrant and Wachovia Bank of North Carolina N.A., as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the registrant and National City Bank, as successor to Wachovia - incorporated herein by reference to Exhibit 10(c) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2000.

 5* Opinion of Thomas A. Piraino, Jr., Vice President, General Counsel and Secretary of Parker.

23(a)*    Consent of PricewaterhouseCoopers LLP, independent auditors.

23(b)* Consent of Thomas A. Piraino, Jr. (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).
------------
*    Filed herewith

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on the 14th day of May 2002.

                                       PARKER-HANNIFIN CORPORATION

                                       By: /s/ Thomas A. Piraino, Jr.
                                           -------------------------------------
                                           Thomas A. Piraino, Jr.
                                           Vice President, General Counsel
                                           and Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation, hereby constitutes and appoints Donald E. Washkewicz, Michael J. Hiemstra, Thomas A. Piraino, Jr., Timothy K. Pistell and Thomas C. Daniels, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     Executed as of this 24th day of April 2002.

* /s/ Donald E. Washkewicz                            * /s/ Dennis W. Sullivan
-----------------------------------------------       --------------------------
Donald E. Washkewicz                                  Dennis W. Sullivan
Director, President and Chief Executive Officer       Director
(Principal Executive Officer)

* /s/ Michael J. Hiemstra                             * /s/ Duane E. Collins
-----------------------------------------------       --------------------------
Michael J. Hiemstra                                   Duane E. Collins
Executive Vice President - Finance and                Chairman of the Board
Administration and Chief Financial Officer
(Principal Financial Officer)

* /s/ Dana A. Dennis                                  * /s/ Paul C. Ely, Jr.
-----------------------------------------------       --------------------------
Dana A. Dennis                                        Paul C. Ely, Jr.
Controller                                            Director
(Principal Accounting Officer)

* /s/ John G. Breen                                   * /s/ Peter W. Likins
-----------------------------------------------       --------------------------
John G. Breen                                         Peter W. Likins
Director                                              Director

* /s/ William E. Kassling                             * /s/ Klaus-Peter Muller
-----------------------------------------------       --------------------------
William E. Kassling                                   Klaus-Peter Muller
Director                                              Director

* /s/ Guilio Mazzalupi                                * /s/ Allan L. Rayfield
-----------------------------------------------       --------------------------
Guilio Mazzalupi                                      Allan L. Rayfield
Director                                              Director

* /s/ Hector R. Ortino                                * /s/ Debra L. Starnes
-----------------------------------------------       --------------------------
Hector R. Ortino                                      Debra L. Starnes
Director                                              Director

* /s/ Wolfgang R. Schmitt                             * /s/ Candy M. Obourn
-----------------------------------------------       --------------------------
Wolfgang R. Schmitt                                   Candy M. Obourn
Director                                              Director

--------
* The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.

/s/ Thomas A. Piraino, Jr.                                       May 14, 2002
-----------------------------------
Thomas A. Piraino, Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
Number                              Description
-------                             -----------
 3(a) Amended Articles of Incorporation of the registrant - incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 1997.

 3(b) Code of Regulations of the registrant, as amended - incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2001.

 4(a) Rights Agreement, dated January 31, 1997, between the registrant and KeyBank National Association, as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the registrant and Wachovia Bank of North Carolina N.A., as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the registrant and National City Bank, as successor to Wachovia - incorporated herein by reference to Exhibit 10(c) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2000.

 5* Opinion of Thomas A. Piraino, Jr., Vice President, General Counsel and Secretary of Parker.

23(a)*    Consent of PricewaterhouseCoopers LLP, independent auditors.

23(b)* Consent of Thomas A. Piraino, Jr. (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).
------------
*    Filed herewith